Exhibit 99.2

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: October 27, 2006


                                  QUADRANGLE DEBT RECOVERY ADVISORS LLC


                                  By:  /s/ Michael Weinstock
                                       -----------------------------------------
                                       Name:  Michael Weinstock
                                       Title: Managing Member



                                  QDRF MASTER LTD.

                                  By: Quadrangle Debt Recovery Advisors LLC, its
                                      investment advisor


                                  By:  /s/ Michael Weinstock
                                       -----------------------------------------
                                       Name:  Michael Weinstock
                                       Title: Managing Member



                                  QUADRANGLE DEBT OPPORTUNITIES FUND MASTER LTD.

                                  By: Quadrangle Debt Recovery Advisors LLC, its
                                      investment advisor


                                  By:  /s/ Michael Weinstock
                                       -----------------------------------------
                                       Name:  Michael Weinstock
                                       Title: Managing Member

                                  MICHAEL WEINSTOCK

                                  /s/ Michael Weinstock
                                  ----------------------------------------------
                                  Michael Weinstock



                                 CHRISTOPHER SANTANA


                                 /s/ Christopher Santana
                                 -----------------------------------------------
                                 Christopher Santana



                                  ANDREW HERENSTEIN


                                  /s/ Andrew Herenstein
                                  ----------------------------------------------
                                  Andrew Herenstein



                                  JOSIAH ROTENBERG

                                  By:  /s/ Robert Burns
                                       -----------------------------------------
                                       Name:   Robert Burns
                                       Title:  Attorney-in-Fact



            [JOINT FILING AGREEMENT FOR SCHEDULE 13D WITH RESPECT TO
                             SILICON GRAPHICS, INC.]